Exhibit 99.1

Arconic Provides Preliminary Third Quarter Operating Results and Updated Full-Year Outlook

PITTSBURGH--(BUSINESS WIRE)--September 14, 2022--Arconic Corporation (NYSE: ARNC) (“Arconic” or “the Company”) today provided preliminary operating results for the third quarter 2022 and updates to its outlook for the full-year 2022.

Preliminary Third Quarter Results and Revised Outlook

Third quarter 2022 Adjusted EBITDA is expected to be in the range of $135 million to $150 million. The third quarter results will be impacted by production outages and other operational challenges in Tennessee and Davenport that have reduced production from planned operating rates. Additionally, hyperinflationary energy costs are driving increased cost pressures and declining demand in Europe, which are expected to have an increasingly negative impact on third and fourth quarter results.

The Company is updating its full-year 2022 outlook to reflect the impact of operational issues and the combination of demand declines and higher unhedged energy costs in Europe. Revenue expectations are now in the range of $9.2 billion to $9.5 billion for full-year 2022 compared with the prior expected range of $9.6 billion to $10.0 billion. This assumes LME aluminum price of $2,300/mt and Midwest Premium of $550/mt, compared with prior assumptions for LME of $2,500/mt and Midwest Premium of $700/mt. Adjusted EBITDA is expected to be in the range of $715 million to $765 million compared with the previous expectation of the low end of the range of $820 million to $870 million. Free cash flow for full-year 2022 is now anticipated to be approximately $200 million compared with the prior outlook of approximately $300 million due to the impact of lower profitability and working capital pressure related to operational disruptions.

Tim Myers, Chief Executive Officer, said, “The third quarter has been substantially impacted by production disruptions. In addition to the previously discussed seasonality effect on our European facilities and the full quarter disruption related to the de-lacquering equipment at our Tennessee facility, we have had further operational issues. Our Tennessee hot mill had electrical and mechanical issues following planned maintenance in early August. Also, our Davenport and Tennessee casting operations experienced disruptions in recent weeks that further reduced volumes at both facilities. Major equipment repairs are being executed throughout September that will lead to higher production rates at Tennessee and Davenport in the fourth quarter.”

Management expects to complete a business review of the Extrusions segment in the third quarter aimed at identifying alternatives to improve the financial performance of this segment in future periods. Such alternatives could include changes to the operations that may result in asset impairment charges. As of June 30, 2022, the aggregate carrying value of the Extrusions segment’s properties, plants, and equipment, intangible assets, and operating lease right-of-use assets was approximately $230 million.

Arconic will hold its quarterly conference call at 10:00 AM Eastern Time on November 1, 2022, to present third quarter 2022 financial results. The call will be webcast on the Arconic website. Call information and related details will be available at www.arconic.com under “Investors.”

About Arconic

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate, and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, building and construction, industrial and packaging end markets. For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; and potential legal liability. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers including labor shortages and increased quarantine rates; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) our ability to complete the previously announced sale with respect to our Kawneer® business; (n) the inability to identify or successfully respond to changing trends in our end markets; (o) the impact of potential cyber attacks and information technology or data security breaches; (p) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (q) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (r) restrictions imposed by authorities on our Russian operations; (s) our ability to complete the announced divestiture of our Russian operations and the impact of such divestiture on our business and operations; (t) reactions to or consequences of our announcement regarding the sale of our Russian operations, including the potential for our Russian operations to be nationalized or otherwise expropriated by the Russian government; (u) the impact of the conflict between Russia and Ukraine on economic conditions in general and on our business and operations; and (v) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this release, and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the forward-looking information included in this release is considered “non-GAAP financial measures” under SEC rules. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA, and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as any impairment or related charges associated with the business review of our Extrusions segment, the effects of metal price lag, foreign currency movements, unrealized gains or losses on mark-to-market hedging, gains or losses on sales of assets, taxes, and any other future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Contacts

Investor Contact
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com

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